UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐              Emerging growth company

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Fossil Group, Inc. (the “Company”) has appointed Jeffrey N. Boyer to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective October 16, 2017. Mr. Boyer will report directly to the Chief Executive Officer, Mr. Kosta N. Kartsotis. Effective with the appointment of Mr. Boyer on October 16, 2017, Mr. Dennis R. Secor, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer will resign as Chief Financial Officer and Treasurer and assist Mr. Boyer as he transitions into his new role with the Company.

Mr. Boyer, age 59, was appointed to the Company’s Board of Directors in December 2007. Mr. Boyer has served as Executive Vice President and Chief Financial Officer for Pier 1 Imports, Inc. since June 2015. Pier 1 is a retailer of decorative accessories, furniture, candles, housewares, gifts and seasonal products. Prior to joining Pier I Imports, Mr. Boyer served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer for Tuesday Morning Corporation from September 2013 until June 2015. Tuesday Morning is a retailer of upscale decorative home accessories, housewares, seasonal goods, and gifts. Mr. Boyer served as Executive Vice President and Chief Operating Officer of 24 Hour Fitness Worldwide Holdings, Inc., an operator of fitness centers, from June 2012 until September 2013 and as their Executive Vice President and Chief Financial Officer from April 2008 until June 2012. Mr. Boyer began his career as an accountant with PricewaterhouseCoopers in 1980.

Mr. Boyer will be an at-will employee of the Company. In connection with the appointment of Mr. Boyer, the Compensation Committee of the Board has approved a base salary of $650,000. Mr. Boyer will receive a sign on bonus of $1,500,000 on December 31, 2017. The sign on bonus must be repaid by Mr. Boyer in a prorated amount if he voluntarily terminates employment with the Company or is terminated for cause prior to October 16, 2019. Mr. Boyer will also receive a guaranteed bonus payment of $243,750 in March 2018, provided that he is employed by the Company on the payment date.

On January 15, 2018, Mr. Boyer will receive a grant of restricted stock units pursuant to the Company’s 2016 Long Term Incentive Plan equal to the number of shares of the Company’s common stock having an aggregate fair market value of $1,950,000 on January 15, 2018. One-third of the award will vest annually on January 15 in each of 2019, 2020 and 2021, provided that Mr. Boyer is continuously employed by the Company through each such anniversary date. In addition, Mr. Boyer will be eligible to receive an annual merit grant in April 2018 based on the guidelines followed by the Compensation Committee of the Board for the Company’s executive officers.

Mr. Boyer is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

On August 8, 2017, the Company issued a press release announcing the appointment of Mr. Boyer. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

99.1        Press Release, dated August 8, 2017, announcing the appointment of Jeffrey N. Boyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 14, 2017

FOSSIL GROUP, INC.

		By:	/s/ Dennis R. Secor
Dennis R. Secor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 8, 2017, announcing the appointment of Jeffrey N. Boyer.